UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2012

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)
90502
(Zip Code)
(310) 787-5200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on June 21, 2012 (the “Original Form 8-K”), relating to the separation of Larry B. Garrett from his roles as General Counsel and Assistant Secretary of Farmer Bros. Co., a Delaware corporation (the “Company”). The sole purpose of this Amendment is to amend Item 5.02 (b) in the Original Form 8-K to read in its entirety as follows and to add Item 5.02 (e).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b) Effective June 15, 2012, Larry B. Garrett, the Company's General Counsel and Assistant Secretary, resigned from all offices and other capacities held with the Company and its subsidiaries to pursue other interests, and in consideration of the Company's desire to manage its cost structure. Mr. Garrett has agreed to provide transition support to the Company as requested. In connection with his resignation, Mr. Garrett will be paid certain severance payments in the aggregate amount of $270,000 and will receive certain other assorted separation benefits. The Resignation Agreement dated July 20, 2012 between Mr. Garrett and the Company, setting forth the terms of the severance is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) The description of the Resignation Agreement in Item 5.02 (b) is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Resignation Agreement, dated as of July 20, 2012, between Farmer Bros. Co. and Larry B. Garrett*

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2012

FARMER BROS. CO.

	By:	/s/ JEFFREY A. WAHBA
Jeffrey A. Wahba
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resignation Agreement, dated as of July 20, 2012, between Farmer Bros. Co. and Larry B. Garrett*

* Management contract or compensatory plan or arrangement.